UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 21, 2011 (January 18, 2011)
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (432) 684-3000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 18, 2011, the Board of Directors (the “Board”) of Dawson Geophysical Company (the “Company”), on the recommendation of the Compenation Committee, approved a salary increase for the following named executive officers, Stephen C. Jumper, C. Ray Tobias, Christina W. Hagan and K. S. Forsdick, as well as certain other officer and employees. The increase for each such named executive officer represents a 10% increase from such officer’s previous salary (as set forth in the Company’s recent proxy statement) and is retroactive to January 1, 2011. Half of the increase in salary will be deferred and payable only in December 2011.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     The Company’s Annual Meeting of Stockholders was held on January 18, 2011.
The following proposals were adopted by the margins indicated:
1. To elect a Board of Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

	Number of Shares
			Broker
Director Name	For	Withheld	Non-Votes
Paul H. Brown	4,812,700	607,824	1,712,927
Craig W. Cooper	5,228,934	191,590	1,712,927
L. Decker Dawson	4,887,580	532,944	1,712,927
Gary M. Hoover	5,140,968	279,556	1,712,927
Stephen C. Jumper	5,098,354	322,170	1,712,927
Jack D. Ladd	5,229,057	191,467	1,712,927
Ted R. North	5,229,585	190,939	1,712,927
Tim C. Thompson	5,000,867	419,657	1,712,927

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

For	6,224,735
Against	234,032
Abstain	638,684
Item 8.01. Other Events.
On January 18, 2011, the Board approved new assignments to the Company’s Audit, Compensation and Nominating Committees which are effective immediately. The newly constituted Committee members are set forth below (the chairman of each Committee is listed first):

Audit Committee	Compensation Committee	Nominating Committee
Ted North	Gary Hoover	Tim Thompson
Gary Hoover	Paul Brown	Paul Brown
Jack Ladd	Craig Cooper	Ted North

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: January 21, 2011	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

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